Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER OPERATING RESULTS

•	Earnings of $178 million

•	Consumer loan and lease originations of $3.3 billion

•	End of period earning assets of $26.2 billion

•	Results reflect acquisition of international operations completed to date

FORT WORTH, TEXAS July 25, 2013 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $178 million for the quarter ended June 30, 2013, compared to $137 million for the quarter ended June 30, 2012. Earnings for the six months ended June 30, 2013 were $284 million, compared to $249 million for the six months ended June 30, 2012. Earnings include $16 million and $22 million in pre-tax acquisition and integration expenses for the quarter ended June 30, 2013 and the six month period ended June 30, 2013, respectively.

Consumer loan originations were $2.5 billion for the quarter ended June 30, 2013, compared to $1.4 billion for the quarter ended March 31, 2013, and $1.5 billion for the quarter ended June 30, 2012. Consumer loan originations in North America for the quarter ended June 30, 2013 were $1.4 billion. Consumer loan originations for the six months ended June 30, 2013 were $3.8 billion, compared to $2.9 billion for the six months ended June 30, 2012. Consumer loan originations in North America for the six months ended June 30, 2013 were $2.7 billion. The outstanding balance of consumer finance receivables totaled $18.6 billion at June 30, 2013.

Operating lease originations of General Motors Company (“GM”) vehicles were $834 million for the quarter ended June 30, 2013, compared to $620 million for the quarter ended March 31, 2013 and $394 million for the quarter ended June 30, 2012. Operating lease originations for the six months ended June 30, 2013 were $1.5 billion, compared to $778 million for the six months ended June 30, 2012. Leased vehicles, net, totaled $2.7 billion at June 30, 2013.

The outstanding balance of commercial finance receivables was $4.9 billion at June 30, 2013 compared to $883 million at March 31, 2013 and $560 million at December 31, 2012. The outstanding balance of the North America commercial finance receivables at June 30, 2013 was $1.2 billion.

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Consumer finance receivables 31-to-60 days delinquent were 3.4% of the portfolio at June 30, 2013, compared to 4.1% at June 30, 2012. Accounts more than 60 days delinquent were 1.4% of the portfolio at June 30, 2013, compared to 1.5% a year ago. Consumer finance receivables 31-to-60 and more than 60 days delinquent for North America were 5.3% and 1.8%, respectively, at June 30, 2013.

Annualized net credit losses were 1.4% of average consumer finance receivables for the quarter ended June 30, 2013, compared to 1.5% for the quarter ended June 30, 2012. For the six months ended June 30, 2013, annualized consumer net credit losses were 1.8%, compared to 2.0% last year. Annualized net credit losses for North America as a percent of average North America consumer finance receivables were 2.1% and 2.3%, respectively, for the three and six months ended June 30, 2013.

The Company had total available liquidity of $4.1 billion at June 30, 2013, consisting of $1.8 billion of unrestricted cash, approximately $1.6 billion of borrowing capacity on unpledged eligible assets, $76 million of borrowing capacity on unsecured lines of credit and $600 million on a line of credit from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Colombia and Mexico on April 1, 2013 and we acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The results of operations of the acquired entities since the applicable acquisition dates are included in our results for the three and six months ended June 30, 2013; accordingly, the information provided below in the Consolidated Statements of Income, the Consolidated Balance Sheet and the accompanying operational data for the three and six months ended June 30, 2012 represent only operations in North America. Furthermore, the presentation convention has been changed from “thousands” to “millions” to simplify the review and analysis of the financial information. Some prior period amounts may not round under the new convention in a manner consistent with the previous presentation.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2012. Such risks include – but are not limited to – our ability to close the acquisition of the remaining portions of Ally Financial’s international operations that we have not already acquired and integrate the operations that we have acquired and will acquire into our business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance, our dependence on the financial condition of GM dealers, interest rate and exchange rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite, and significant litigation. If one or more of these risks of uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Finance charge income	$647	$404	$1,062	$762
Leased vehicle income	136	66	243	119
Other income	53	17	71	37

	836	487	1,376	918

Costs and expenses
Operating expenses	191	93	299	191
Leased vehicle expenses	101	51	181	92
Provision for loan losses	100	62	194	110
Interest expense	164	64	246	127
Acquisition and integration expenses	16		22

	572	270	942	520

Income before income taxes	264	217	434	398
Income tax provision	86	80	150	149

Net income	$178	$137	$284	$249

Consolidated Balance Sheets

(Unaudited, in Millions)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$1,757	$1,289
Finance receivables, net	22,945	10,998
Restricted cash	1,426	744
Property and equipment, net	121	52
Leased vehicles, net	2,655	1,703
Deferred income taxes	120	107
Goodwill	1,158	1,108
Related party receivables	105	66
Other assets	298	130

Total assets	$30,585	$16,197

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$17,548	$9,378
Unsecured debt	5,238	1,500
Accounts payable and accrued expenses	486	217
Deferred income	123	70
Taxes payable	124	93
Related party taxes payable	644	559
Other liabilities	135	1
Related party payable	385

Total liabilities	24,683	11,818

Shareholder’s equity	5,902	4,379

Total liabilities and shareholder’s equity	$30,585	$16,197

Operational Data

(Unaudited, Dollars in Millions)

	Three Months Ended June 30,
	2013			2012
	North America	International	Total	North America

Consumer finance receivables originations	$1,351	$1,117	$2,468	$1,489

GM lease originations	$834		$834	$394

GM new vehicle loans and leases as a percent of total loan and lease originations	58.8%	86.0%	68.0%	45.4%

	Six Months Ended June 30,
	2013			2012
	North America	International	Total	North America
Consumer finance receivables originations	$2,710	$1,117	$3,827	$2,885

GM lease originations	$1,454		$1,454	$778

GM new vehicle loans and leases as a percent of total loan and lease originations	55.2%	86.0%	61.7%	45.0%

	Three Months Ended June 30,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,323	$6,957	$18,280	$10,238
Average commercial finance receivables	1,059	3,515	4,574	56

Average finance receivables	12,382	10,472	22,854	10,294
Average leased vehicles, net	2,410	7	2,417	1,231

Average earning assets	$14,792	$10,479	$25,271	$11,525

	Six Months Ended June 30,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,200	$3,615	$14,815	$10,030
Average commercial finance receivables	882	1,725	2,607	32

Average finance receivables	12,082	5,340	17,422	10,062
Average leased vehicles, net	2,150	4	2,154	1,100

Average earning assets	$14,232	$5,344	$19,576	$11,162

	June 30, 2013			December 31, 2012
	North America	International	Total	North America
Consumer finance receivables	$11,379	$7,238	$18,617	$10,993
Commercial finance receivables	1,169	3,792	4,961	560
Leased vehicles, net	2,650	5	2,655	1,703

Ending Earning Assets	$15,198	$11,035	$26,233	$13,256

	June 30, 2013			December 31, 2012
	North America	International	Total	North America
Consumer
Pre-acquisition consumer finance receivables - outstanding balance	$1,432	$1,305	$2,737	$2,162

Pre-acquisition consumer finance receivables - carrying value	1,279	1,272	2,551	1,958
Post-acquisition consumer finance receivables, net of fees	9,947	5,933	15,880	8,831

	11,226	7,205	18,431	10,789
Less: allowance for loan losses	(415)	(8)	(423)	(345)

Total consumer finance receivables, net	10,811	7,197	18,008	10,444

Commercial
Post-acquisition commercial finance receivables, net of fees	1,169	3,792	4,961	560
Less: allowance for loan losses	(12)	(12)	(24)	(6)

Total commercial finance receivables, net	1,157	3,780	4,937	554

Total finance receivables, net	$11,968	$10,977	$22,945	$10,998

	June 30, 2013			December 31, 2012
	North America	International	Total	North America
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.2%	0.1%	2.7%	3.9%

Allowance for loan losses as a percentage of post-acquisition commercial finance receivables	1.0%	0.3%	0.5%	1.1%

	June 30, 2013			June 30, 2012
	North America	International	Total	North America
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	5.3%	0.6%	3.4%	4.1%
Greater than 60 days	1.8%	0.6%	1.4%	1.5%

Total	7.1%	1.2%	4.8%	5.6%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio (in millions):

	Three Months Ended June 30,
	2013			2012
	North America(a)	International	Total	North America(a)
Charge-offs	$116		$116	$53
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	36	$5	41	65

Total credit losses	$152	$5	$157	$118

	Six Months Ended June 30,
	2013			2012
	North America(a)	International	Total	North America(a)
Charge-offs	$248		$248	$104
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	89	$5	94	168

Total credit losses	$337	$5	$342	$272

(a)	Total credit losses on the North American portfolio is comprised of the sum of repossession credit losses and mandatory credit losses.

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolios) with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended June 30,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$151	$5	$156	$119
Less: Recoveries	(94)		(94)	(80)
Mandatory credit losses(b)	1		1	(1)

Net credit losses	$58	$5	$63	$38

Net annualized credit losses as a percentage of average consumer finance receivables(c):	2.1%	0.3%	1.4%	1.5%
Recoveries as a percentage of gross repossession credit losses:	62.2%			67.7%

	Six Months Ended June 30,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$339	$5	$344	$278
Less: Recoveries	(208)		(208)	(174)
Mandatory credit losses(b)	(2)		(2)	(6)

Net credit losses	$129	$5	$134	$98

Net annualized credit losses as a percentage of average consumer finance receivables(c):	2.3%	0.3%	1.8%	2.0%
Recoveries as a percentage of gross repossession credit losses:	61.2%			62.6%

(a)	International operations net credit losses included in repossession credit losses represent the write-down of receivables to net realizable value, net of any recovery payments received.
(b)	Mandatory credit losses represent accounts 120 days delinquent in the post-acquisition portfolio that are charged-off in full with no recovery amounts realized at time of charge-off net of any subsequent recoveries and the net write-down of consumer finance receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.
(c)	Average consumer finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

	Three Months Ended June 30,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets	3.0%	3.1%	3.0%	3.2%

	Six Months Ended June 30,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets	3.1%	3.1%	3.1%	3.4%

Investor Relations contacts:

Susan Sheffield

(817) 302-7355

Stephen Jones

(817) 302-7119